Exhibit 99.1

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SMARTMETRIC INC., a Nevada	)	Case No. 2:10-cv-01864-JHN-FMOx
corporation,	)
)
)
Plaintiff,	)	ORDER DENYING DEFENDANT’S
	)	MOTION TO DISMISS
vs.	)
)
)
MASTERCARD INCORPORATED a	)
Delaware corporation, and VISA,	)
INC., a Delaware corporation,	)
)
)
Defendants.	)

This matter is before the Court on Defendants MasterCard, Inc. and Visa, Inc.’s Joint Motion to Dismiss Second Amended Complaint (docket no. 22), filed on August 12, 2010. The Court has read and considered the moving, opposition, and reply documents submitted in connection with the motion. The Court deems this matter appropriate for decision without oral argument. See Fed. R. Civ. P. 78(b); Local Rule 7-15. Accordingly, the hearing set for September 27, 2010, is removed from the Court’s calendar. For the reasons set forth below, the Motion to Dismiss is DENIED.

I. BACKGROUND

This action arises out of Defendants MasterCard Incorporated (“MasterCard”) and Visa, Inc.’s (“Visa”) (collectively “Defendants”) use of “contactless card systems” that Plaintiff SmartMetric Inc. (“Plaintiff” or “SmartMetric”) alleges infringe one or more claims of Plaintiff’s patent for a “System for Automatic Connection to a Network.” (SAC ¶ 13)

In its First Amended Complaint (“FAC”), Plaintiff alleged in a general and conclusory fashion that Defendants “are infringing U.S. Patent 6,792,464 (the “‘464 patent”) . . . by selling, offering to sell and using contactless card systems, e.g., systems like [Visa]’s Paywave and [MasterCard]’s PayPass, that use datacards that, when passed near to a reader, help to establish connection to a network (the “Systems”), that infringe at least claim 1 of the ‘464 patent.” (FAC ¶ 1; emphasis added.) A copy of the ‘464 patent was filed as an attachment to the FAC.

On July 8, 2010, the Court dismissed the FAC without prejudice. (Docket no. 19). In that Order, the Court dismissed the FAC on two grounds: 1) Plaintiff’s allegations failed to identify adequately which of Defendants’ products or components of Defendants’ products alleged to do what the ‘464 patent does; and 2) The allegations in the FAC, taken together with the attached copy of the ‘464 patent, were not sufficient to put Defendants on notice of the nature of the claim against which they must defend. (July 8, 2010 Order at 3:8–4:20.) Plaintiff filed a Second Amended Complaint (“SAC”) on July 27, 2010. (Docket no. 21.) Defendants filed the instant Motion to Dismiss on August 12, 2010. (Docket no. 22.) Plaintiff filed an Opposition. (Docket no. 24.) Defendants filed a Reply. (Docket no. 27.)

II. APPLICABLE LEGAL STANDARD

A motion brought pursuant to Federal Rule of Civil Procedure 12(b)(6) tests the legal sufficiency of the claims asserted in a complaint. Dismissal pursuant to Rule 12(b)(6) is proper only where there is either a “lack of a cognizable legal theory or the absence of sufficient facts alleged under a cognizable legal theory.” Balistreri v. Pacifica Police Dept., 901 F.2d 696, 699 (9th Cir. 1990). In considering a Rule 12(b)(6) motion to dismiss, a court must accept as true all material allegations in the complaint, as well as all reasonable inferences to be drawn from them. Pareto v. F.D.I.C., 139 F.3d 696, 699 (9th Cir. 1998). The complaint must be read in the light most favorable to the nonmoving party. Sprewell v. Golden State Warriors, 266 F.3d 979, 988 (9th Cir. 2001); Parks Sch. of Bus., Inc. v. Symington, 51 F.3d 1480, 1484 (9th Cir. 1995). However, a court need not accept as true unreasonable inferences or conclusory legal allegations cast in the form of factual allegations. Sprewell, 266 F.3d at 988; W. Mining Council v. Watt, 643 F.2d 618, 624 (9th Cir. 1981). “While a complaint attacked by a Rule 12(b)(6) motion to dismiss does not need detailed factual allegations, a plaintiff’s obligation to provide the ‘grounds’ of his ‘entitlement to relief’ requires more than labels and conclusions, and a formulaic recitation of the elements of a cause of action will not do.” Bell Atlantic Corp. v. Twombly, 550 U.S. 544, 555, 127 S. Ct. 1955, 1964-65 (2007); Clegg v. Cult Awareness Network, 18 F.3d 752, 755 (9th Cir. 1994) (explaining that courts are “not required to accept legal conclusions cast in the form of factual allegations if those conclusions cannot be reasonably drawn from the facts alleged”).

In ruling on a 12(b)(6) motion, a court generally cannot consider material outside of the complaint, e.g., facts presented in briefs, affidavits, or discovery materials. Knievel v. ESPN, 393 F.3d 1068, 1076 (9th Cir. 2005). A court may, however, consider exhibits submitted with the complaint, as well as documents that are referred to in the complaint whose authenticity no party questions. Id.; Shwarz v. United States, 234 F.3d 428, 435 (9th Cir. 2000).

III. DISCUSSION

Defendants again move for dismissal on the ground that the FAC lacks sufficient factual allegations to articulate a claim for patent infringement. See Ashcroft v. Iqbal, 129 S.Ct. 1937, 1940 (2009) (“A claim has facial plausibility when the pleaded factual content allows the court to draw the reasonable inference that the defendant is liable for the misconduct alleged”). A motion to dismiss pursuant to Rule 12(b)(6) “is a purely procedural question not pertaining to patent law.” McZeal v. Sprint Nextel Corp., 501 F.3d 1354, 1356 (Fed. Cir. 2007).

A. Claim 1

Claim 1 of the ‘464 patent is for a “computer system for allowing a user to automatically access one of a plurality of network service providers[.]” (SAC ¶ 2.) This system is accessed via a data card which contains the information specific to the user and/or the network service provider. (Id.) According to the SAC, “[t]he two accused systems, [VISA’s] Paywave and MC’s PayPass, are such computer systems.” (Id.) The SAC alleges that they “permit users with contactless data cards, which contain information specific to the users and/or the network service provider to be accessed, to access such networks by passing such data cards near to a data card reader that is part of such systems.” (Id.) “[A]mong the network service providers at issue are CIRRUS and INTERLINK, which provide connectivity to bank servers via processing network switches[.]” (Id.)

Defendants argue that this Claim should be dismissed as implausible because “CIRRUS and INTERLINK refer to ATM networks, not POS networks. Moreover, ATMs have not been implemented in this country to include data card readers that will accept the contactless feature of the PayPass and PayWave cards.”1 (Motion to Dismiss at 7:19–21.) The Court, however, need not at this

1 The Court rejected a similar argument in its July 8, 2010 Order, declining to “take up the question of whether the language in Claim 1 of the ‘464 patent would preclude relief on the ground that Defendants’ contactless card systems do not require an “insertion” of a data card into a data card reader.’” (July 8, 2010 Order at 4:4–7.)

early stage in these proceedings, resolve this question, because it must “accept as true all material allegations in the complaint[.]” Balistreri, 901 F.2d at 699. The factual problems raised by Defendants may very well be true, but at this point the Court has no information to resolve this factual dispute. Moreover, these fact-specific inquiries are properly addressed at a later stage in these proceedings, after sufficient discovery has been conducted. Defendants present no other challenge to Claim 1 and their Motion to dismiss allegations related to this claim is DENIED.

B. Claim 14

Claim 14 of the ‘464 patent is similarly for “[a] method for allowing a user to automatically access one of a plurality of network service providers which require information specific to the user and/or the network service provider to be accessed[.]” (SAC ¶ 3.) The two accused systems—Paywave and PayPass—allegedly “embody methods that allow a user to automatically access one of a plurality of network service providers which require information specific to the user and/or the network service provider to be accessed.” (Id.) Defendants contend that this count is insufficiently pled because it fails to identify a network service provider. Defendants’ argument is that because the system at issue contains multiple components—a data card, a data card reader, a network, and a designated network provider—the omission of one of these is contrary to the Court’s prior Order. The Court disagrees. Both Claim 1 and Claim 14 identify a “plurality” of networks that the products at issue could employ to function according to their purpose. The fact that Plaintiff happened to name the network in Claim 1, but not in 14, is not fatal to their SAC. Accordingly, the Motion to Dismiss the Claim 14 allegations is DENIED.

IV. CONCLUSION

For the foregoing reasons, Defendants’ Motion to Dismiss Second Amended Complaint (docket no. 22) is DENIED.

IT IS SO ORDERED

Dated: September 16, 2010	/s/ JACQUELINE H. NGUYEN
JACQUELINE H. NGUYEN, JUDGE
UNITED STATES DISTRICT COURT

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